Exhibit 10.18
                                                       Public Release Version






                            POWER PURCHASE AGREEMENT

                                     BETWEEN

                              ALABAMA POWER COMPANY

                                       AND

                             SOUTHERN POWER COMPANY














                                  June 1, 2001



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                                                Original Sheet No. 76


                                TABLE OF CONTENTS


ARTICLE 1
         DEFINITIONS..............................................................................................6
                  1.1        Certain Definitions..................................................................6


ARTICLE 2
         TERM OF AGREEMENT.......................................................................................16
                  2.1        Term................................................................................16
                  2.2        Survival............................................................................16
                  2.3        Early Termination...................................................................16


ARTICLE 3
         REPRESENTATIONS, WARRANTIES AND COVENANTS...............................................................18
                  3.1        Mutual Representations, Warranties and Covenants....................................18
                  3.2        Covenants of the Seller.............................................................19
                  3.3        Taxes...............................................................................20


ARTICLE 4
         REGULATORY APPROVALS....................................................................................21
                  4.1        APSC................................................................................21
                  4.2        FERC................................................................................21
                  4.3        ADEM................................................................................21
                  4.4        Other Approvals.....................................................................21


ARTICLE 5
         DELIVERY OF CAPACITY AND ENERGY.........................................................................22
                  5.1        Agreement to Provide Capacity and Energy............................................22
                  5.2        Calculation of Monthly Capacity Payments............................................22
                  5.3        Calculation of Monthly Energy Payments..............................................22


ARTICLE 6
         BILLING AND COLLECTION..................................................................................22
                  6.1        Capacity and Energy Billing and Payment.............................................22
                  6.2        Billing Disputes and Final Accounting...............................................23
                  6.3        Interest............................................................................24
                  6.4        Billing and Payment Records.........................................................25


ARTICLE 7
         FACILITY IMPLEMENTATION AND CONSTRUCTION................................................................25
                  7.1        Project Implementation..............................................................25
                  7.2        Failure to Achieve Required Threshold Date..........................................26
                  7.3        Cover Period Energy.................................................................27
                  7.4        Failure to Meet Required Commercial Operation Date..................................29


ARTICLE 8
         INTERCONNECTION AND METERING............................................................................29
                  8.1        Interconnection.....................................................................29
                  8.2        Delay in Interconnection............................................................29
                  8.3        Protective Devices..................................................................30
                  8.4        Meters..............................................................................30


ARTICLE 9
         COMMERCIAL OPERATION, TESTING AND DESIGNATION OF CAPACITY...............................................32
                  9.1        Initial Synchronization.............................................................32
                  9.2        Commercial Operation Test...........................................................32
                  9.3        Capacity Examination................................................................33
                  9.4        Disputes Concerning Capacity Tests..................................................34


ARTICLE 10
         OPERATION AND MAINTENANCE...............................................................................35
                  10.1       Operation and Maintenance...........................................................35
                  10.2       Scheduled and Maintenance Outages...................................................35
                  10.3       Access to the Site and the Facility.................................................37
                  10.4       Availability of Records.............................................................37
                  10.5       Disclaimer..........................................................................38
                  10.6       Air Permits.........................................................................38


ARTICLE 11
         FUEL SUPPLY.............................................................................................38
                  11.1       Overview............................................................................38
                  11.2       Transportation Capacity.............................................................40


ARTICLE 12
         DISPATCH, SCHEDULING, AND TRANSMISSION..................................................................43
                  12.1       Scheduling..........................................................................44
                  12.2       Scheduling Alternate Resources......................................................44
                  12.3       Transmission........................................................................44
                  12.4       Emergencies.........................................................................44
                  12.5       Disconnection.......................................................................45


ARTICLE 13
         FORCE MAJEURE...........................................................................................46
                  13.1       Definition of Force Majeure Event...................................................46
                  13.2       No Breach or Liability..............................................................46
                  13.3       Capacity and Energy Payments........................................................46
                  13.4       Mitigation..........................................................................46
                  13.5       Suspension of Performance...........................................................47
                  13.6       Extended Force Majeure Events.......................................................47



ARTICLE 14
         FAILURE OF PERFORMANCE AND REMEDIES.....................................................................48
                  14.1       Notice of Failure of Performance....................................................48
                  14.2       Failure of Performance by Seller....................................................49
                  14.3       Failure of Performance by Buyer.....................................................52
                  14.4       Remedies............................................................................54
                  14.5       Discharge of Obligations Upon Termination...........................................55
                  14.6       Suspension of Performance...........................................................55
                  14.7       No Consequential Damages............................................................55
                  14.8       No Interruption.....................................................................55
                  14.9       No Warranties.......................................................................56
                  14.10      Liquidated Damages..................................................................56


ARTICLE 15
         COMPLIANCE WITH LAWS, RULES AND REGULATION..............................................................56
                  15.1       Compliance..........................................................................56
                  15.2       Change of Law.......................................................................57
                  15.3       NOx Emissions.......................................................................59


ARTICLE 16
         ASSIGNMENT AND TRANSFERS OF INTERESTS...................................................................59
                  16.1       Assignment and Assumption of Obligations............................................59
                  16.2       Assignment to Lenders...............................................................59


ARTICLE 17
         INDEMNIFICATION.........................................................................................59
                  17.1       Indemnity...........................................................................60
                  17.2       Notice of Proceedings...............................................................60


ARTICLE 18
         MISCELLANEOUS PROVISIONS................................................................................61
                  18.1       Amendments..........................................................................61
                  18.2       Access to Facility Documents........................................................61
                  18.3       Binding Effect......................................................................61
                  18.4       Counterparts........................................................................61
                  18.5       Notices.............................................................................61
                  18.6       Entire Agreement....................................................................62
                  18.7       Governing Law.......................................................................63
                  18.8       Non-Waiver..........................................................................63
                  18.9       Headings Not Affecting Meaning......................................................63
                  18.10      Third Parties.......................................................................63
                  18.11      Severability........................................................................63
                  18.12      Cooperation.........................................................................64
                  18.13      Confidentiality.....................................................................64
                  18.14      Replacement Index...................................................................64


APPENDIX A
         CAPACITY PAYMENT CALCULATION............................................................................66


APPENDIX B
         ENERGY PAYMENT CALCULATION..............................................................................67


APPENDIX C
         DESIGN PARAMETERS AND SCHEDULING PROCEDURES.............................................................68


APPENDIX D
         PERFORMANCE TESTING PROCEDURES AND DISPATCH.............................................................69


APPENDIX E
         DETERMINATION OF CERTAIN LIQUIDATED DAMAGES.............................................................70


APPENDIX F
         DAILY DAMAGE FOR FAILURE TO MEET THE REQUIRED COMMERCIAL OPERATION DATE.................................71


APPENDIX G
         HIGHER HEATING VALUE GUARANTEED HEAT RATE CURVES For Normal Mode........................................73


APPENDIX H
         SCOPE OF INTERCONNECTION FACILITIES.....................................................................73


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



                            CONTRACT FOR THE PURCHASE
                           OF FIRM CAPACITY AND ENERGY


         THIS POWER PURCHASE AGREEMENT ("Agreement"), dated as of June 1, 2001, is made by and between Alabama Power Company, a corporation organized and existing under the laws of the State of Alabama ("Buyer") with its principal place of business in Birmingham, Alabama, and Southern Power Company, a corporation organized and existing under the laws of the State of Delaware ("Seller") with its principal place of business in Birmingham, Alabama (individually a "Party" or collectively the "Parties").

                              W I T N E S S E T H:

                  WHEREAS, Buyer is engaged in the distribution and sale of electricity for heat, light and power to the public in the State of Alabama;

                  WHEREAS, Seller is authorized to, among other things, own and operate electric generating facilities and sell electric capacity and associated energy from such facilities; and

                  WHEREAS, Buyer has agreed to purchase from Seller and Seller has agreed to sell to Buyer electric capacity and associated energy all in accordance with the provisions of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller each intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
DEFINITIONS

         1.1......Certain Definitions. The following capitalized terms and phrases, in addition to those defined above, as and when used in this Agreement shall have the respective meanings set forth below:

                  1.1.1 "ADEM" - means the Alabama Department of Environmental Management or any Governmental Authority succeeding to the powers and functions thereof.

                  1.1.2 "Adjustment Period" - shall have the meaning set forth in Section 8.4.3.

                  1.1.3 "Affiliate" - means any other entity directly or indirectly controlling or controlled by or under direct or indirect common control of a specified entity. For purposes of this definition, "control" means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  1.1.4 "After-Tax Basis" - means, with respect to any payment received or deemed to have been received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (taking into account any credits or deductions arising from the underlying loss, the base payment and the additional payment and the timing thereof), be equal to the amount required to be received. Such calculations shall be made on the basis of the assumption that the recipient is subject to U.S. federal income taxation at the highest applicable statutory rate applicable to corporations for the relevant period or periods, and is subject to state and local income taxation at the highest applicable statutory rates applicable to corporations in the taxing jurisdiction of Autauga County, Alabama for the relevant period or periods.

     1.1.5 "Air Permits" - shall have the meaning as set forth in Section 10.6.

     1.1.6  "Annual  Period" - means any one of a succession  of twelve
(12) month periods, the first of which shall begin on June 1, 2003 and end on May 31, 2004.

     1.1.7 "APSC" - means the Alabama Public Service Commission or any Governmental Authority succeeding to the powers and functions thereof.

     1.1.8 "Business Day" - means any calendar day excluding Saturdays, Sundays and NERC-defined holidays.

     1.1.9 "Capacity Availability Performance Adjustment" or "CAPA" - means the adjustment to the capacity payments performed pursuant to Section 5.2 and the calculation set forth in Section C of Appendix A.

     1.1.10  "Change  of Law" - shall  have the  meaning as set forth in Section
15.2.

     1.1.11 "Commercial Operation Date" - means the date on which the Unit achieves commercial operation, which shall be deemed to have occurred when: (i) start-up and testing of such Unit has been completed in accordance with Section
9.2 and Appendix D; and (ii) the Unit is capable of producing energy and delivering same to the Transmission System through the Interconnection Point on a reliable basis.

                  1.1.12 "Confidential Information" - means business or technical information rightfully in the possession of either Party, which information derives actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from its disclosure and use, and which information is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Confidential Information consists of information designated as confidential and furnished or disclosed to the other Party in connection with this Agreement.

                  1.1.13 "Consent" - means any permit, approval, consent, authorization or other requirement that is required from any Governmental Authority in connection with Seller's performance of its obligations under this Agreement, including, without limitation all applicable environmental certificates, licenses, permits and approvals.

                  1.1.14 "Consumer Price Index" or "CPI" - means the measure of the average change in prices paid by urban consumers for a fixed market basket of goods and services approved by the Bureau of Labor Statistics or any Governmental Authority succeeding to the powers and functions thereof.

     1.1.15 "Contract Capacity" - means the capacity range of the Unit (in MW) at Rated Conditions being made available to Buyer pursuant to this Agreement, as specified in Section A.1 of Appendix A.

     1.1.16 "Cover Amount" - means [redacted] for delivery in any hour during the applicable Summer Seasonal Performance Period.

     1.1.17 "Delivery Point" - means the point on the Transmission System at which Seller shall deliver the energy and shall be as follows: (i) if from the Unit, the Delivery Point shall be the Interconnection Point, and (ii) if from an alternate resource, the Delivery Point shall be any point on the Transmission System designated by Seller at the time of delivery.

     1.1.18 "Demonstrated Capability" - means demonstrated capacity of the Unit at [redacted], as adjusted to Rated Conditions, resulting from a test under
Article 9.

     1.1.19 "Designated Capacity" - means the amount of capacity (in MW) nominated by Seller at Rated Conditions. Designated Capacity shall be nominated by Seller for each Annual Period by [redacted] prior to the beginning of each such Annual Period, and may not exceed the Demonstrated Capability.

     1.1.20 "Dispatch Center" - means the control and dispatching center designated by Seller from time to time in writing as being the primary control point for Scheduling instructions to Seller.

                  1.1.21 "Emergency" - means a condition or situation that, in the sole reasonable judgment of Buyer, based on information available to Buyer at the time, (i) may impair the safety of or cause damage or injury to Buyer's employees, agents or property or (ii) adversely affects or is likely to adversely affect Buyer's ability to maintain safe, adequate, and continuous electric service to its customers and/or the customers of any member of the Transmission System.

                  1.1.22 "Environmental Termination Notice" - means a written notice from Seller to Buyer stating that Seller has discovered a condition on, in or below the surface of the Site or any adjacent property which in the commercially reasonable opinion of Seller would have a material adverse effect on the time to develop, cost of developing, cost of operations or the value of the Facility.

                  1.1.23 "Facility" - means the land, rights-of-way, Unit and related equipment and facilities of the electric generating plant to be or being constructed by Seller on the Site in connection with the Unit. The Facility shall include, without limitation, the Unit and all auxiliary equipment and facilities installed at the Site necessary or used for the production, control, delivery or monitoring of electricity produced on the Site by such Unit. All equipment and facilities installed on Seller's side of the Interconnection Point in connection with the Unit are considered to be part of the Facility except those that constitute Interconnection Facilities.

     1.1.24  "Failure of  Performance"  - shall have the meaning as set forth in
Section 14.1.

     1.1.25 "FERC" - means the Federal Energy Regulatory Commission or any Governmental Authority succeeding to the powers and functions thereof under the Federal Power Act.

     1.1.26  "Force  Majeure  Event" - shall  have the  meaning  as set forth in
Section 13.1.

     1.1.27 "Fuel" - means natural gas referenced to a higher heating value basis.

     1.1.28 "Governmental Authority" - means any local, state, regional or federal administrative,

legal, judicial or executive agency, court, commission, department or other such entity, but excluding any such agency, court, commission, department or other such entity acting in its capacity as lender, guarantor or mortgagee.

     1.1.29 "Guaranteed Heat Rate" - shall have the meaning set forth in Appendix G referenced to a higher heating value basis.

     1.1.30 "Incremental Replacement Cost" - means the positive difference, if any, between the Replacement Cost and the amount calculated under Section 7.3.2.2.

     1.1.31 "Interconnection Facilities" - means those facilities that Buyer, in its reasonable judgment, determines must be installed or modified in order to electrically connect the Unit to the Transmission System.

     1.1.32 "Interconnection Point" - means the point of connection between electrical facilities owned by Seller and Buyer's 230 kV Interconnection Facilities.

     1.1.33 "Interest Rate" - [redacted].

     1.1.34 "Invoice" - shall have the meaning as set forth in Section 6.1.1.

     1.1.35 "kW" - means kilowatt(s).

     1.1.36 "Legal Requirement" - means any law, code, status regulation rule, ordinance judgment, injunction, order or other requirement of a Governmental Authority having jurisdiction over the matter in question, which is valid and applicable to the matter in question at the time of the execution of the Agreement or any time thereafter during the Term.

     1.1.37 "Maintenance Outage" - means a planned interruption of a portion or all of the Unit's generation capability that: (i) has been coordinated in advance with Buyer with a mutually agreed start date, time and duration or to which Buyer has consented pursuant to Section 10.2.2; and (ii) is for the purpose of performing work on specific components of the Unit that would limit the power output of the Unit but should not, in the reasonable judgment of Seller, be postponed until the next Scheduled Outage.

         1.1.38 "Metering System" - means all meters, metering devices and related instruments used to measure and record electric capacity and energy and to determine the amount of such electric capacity and energy that is being made available or delivered to Buyer at the Interconnection Point.

     1.1.39 "Monthly Capacity Payment" - means the monthly amount to be paid by Buyer to Seller for Buyer's purchase of Designated Capacity from Seller, as calculated in accordance with Appendix A.

     1.1.40 "Monthly Energy Payment" - means the monthly amount to be paid by Buyer to Seller for the purchase of energy delivered during such month from Seller, as calculated in accordance with Appendix B.

     1.1.41 "MW"- means megawatt(s).

     1.1.42 "MWh"- means megawatt-hour(s).

     1.1.43 "NERC" - means the North American Electric Reliability Council including any successor thereto and subdivisions thereof.

     1.1.44 "Operating Representative(s)" - means the individual or individuals designated by each of the Parties who shall be authorized to act on each Parties' respective behalf regarding day to day matters arising hereunder which are the functions and responsibilities of the Operating Representatives. At least sixty (60) days prior to the commencement of service under this Agreement, each Party shall give written notice to the other Party of its Operating Representative(s) designation and shall therein identify the functions and responsibilities of such Operating Representative(s). Each Party shall promptly notify the other Party of any subsequent changes in such designation. The Operating Representative(s) shall have no authority to modify any of the provisions of this Agreement.

     1.1.45 "Payment Due Date" - shall have the meaning as set forth in Section 6.1.2.

     1.1.46 "Primary Gas Delivery Point" - means the primary delivery point for Fuel located at the point of interconnection between Southern Natural Gas Company's (SNG) pipeline system and the pipeline lateral serving the Facility.

     1.1.47 "Project" - means the design, engineering, financing, construction, testing and commissioning of the Facility and the ownership, operation, management and maintenance of the Facility, all of which being reasonably expected to enable Seller to fulfill its obligations under this Agreement.

     1.1.48 "Prudent Utility Practices" - means, at a particular time, any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry in the United States prior to such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired results at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Utility Practices is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts expected to accomplish the desired results, having due regard for, among other things, manufacturers' warranties and the requirements of Governmental Authorities of competent jurisdiction and the requirements of this Agreement.

     1.1.49  "PSD  Permit"  -  means  the  "Prevention  of  Significant
Deterioration   (PSD)  Permit"  for  air  emissions   issued  by  ADEM  and  the
Environmental   Protection   Agency  as  a  precondition   to   commencement  of
construction and initial operation of the Facility.

     1.1.50 "Rated Conditions" - means the conditions for performance testing, as set forth in Appendix D.

     1.1.51 "Replacement Cost" - means: (i) the cost at which Buyer, acting in a commercially reasonable manner, produces or purchases the Shortfall Amount, plus transactional costs reasonably incurred by Buyer in purchasing the Shortfall Amount and additional transmission charges, if any, reasonably incurred by Buyer to deliver such Shortfall Amount to the Transmission System; or (ii) at Buyer's option, the market price at which Buyer could have acquired an amount of energy equal to the Shortfall Amount for delivery to the Transmission System, as determined by Buyer in a commercially reasonable manner. In no event shall Replacement Cost include any penalties, ratcheted demand or similar charges, nor shall Buyer be required to utilize or change its utilization of its owned or controlled assets or market positions to minimize Seller's liability.

         .........1.1.52 "Required Commercial Operation Date" - means June 1,
2003; provided, however, that such date may be extended due to a Force Majeure Event for a term equal to the period of the delay caused by said Force Majeure Event or as adjusted pursuant to Section 8.2.1.

         .........1.1.53   "Required Threshold Date" - means October 1, 2001.

     .........1.1.54 "Schedule" - when used as a noun, means an energy schedule, including: (i) economic dispatch of the Unit using automatic generation control; or (ii) submission of a manual or electronic schedule of energy to the Dispatch Center for delivery of energy from the Unit or alternate resources, as submitted by Buyer in accordance with the provisions of Article 12 and Appendix C of this Agreement. When used as a verb, "Schedule" means the act of submitting a
Schedule in accordance with the provisions of Article 12 and Appendix C of this Agreement.

         .........1.1.55 "Scheduled Outage" - means a planned interruption of a portion or all of the generation capability of the Unit that has been coordinated in advance with Buyer with a mutually agreed start date, time and duration or to which Buyer has consented pursuant to Section 10.2.1.

     .........1.1.56  "Seasonal Performance Period" - means one of the following periods during the Annual Period: [redacted].

     .........1.1.57  "SERC"  -  means  the  Southeastern  Electric  Reliability
Council, including any successor thereto and subdivisions thereof.

     .........1.1.58  "Site" - means the land in  Autauga  County,  Alabama,  on which the Facility is to be located.

         .........1.1.59 "Shortfall Amount" - means the excess of (rounded to the nearest whole MWh) (i) the amount of energy (up to [redacted]) Scheduled by Buyer in any hour during a Cover Period, over (ii) the amount of energy that Seller causes to be delivered to the Transmission System in such hour in response to such Schedule.

     .........1.1.60  "Station Service" - means energy produced by the Unit that is used to serve the electrical requirements of the Facility.

     .........1.1.61  "Taxes" - means  all  taxes,  fees,  levies,  licenses  or charges imposed by any Governmental Authority, together with any interest and penalties thereon.

     .........1.1.62  "Technical  Limits - means the Design Parameters set forth in Appendix C.

     .........1.1.63  "Term" - means the duration of this Agreement as specified in Article 2.

     .........1.1.64  "Threshold  Date" - means the date on which Seller obtains the PSD Permit.

     .........1.1.65  "Transmission  System" - means the high  voltage  electric transmission system of Alabama

Power Company, either singularly or as part of the integrated transmission systems of the electric utility operating companies of Southern Company (currently Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, and Savannah Electric and Power Company), as modified or expanded from time-to-time, as well as any successor in function.

     .........1.1.66  "Unit" - means the first  natural-gas fired combined cycle generating unit at the Facility to achieve the Commercial Operation Date. The Unit will be comprised of two combustion turbines with two heat recovery steam generators and a common steam turbine generator.


                                    ARTICLE 2

                                TERM OF AGREEMENT
         2.1......Term. Subject to the termination and survival provisions herein, this Agreement shall be effective and remain in full force and effect from the date first written above until the end of the Unit Operating Term ("Term"). The Parties agree to be bound by this Agreement until its termination according to the terms of this Agreement. Seller's obligation to deliver and Buyer's obligation to accept capacity and associated energy from the Unit shall extend from the later of (i) June 1, 2003; or (ii) the Commercial Operation Date, through May 31, 2010 ("Unit Operating Term").

         2.2......Survival. All provisions of this Agreement that expressly or by implication come into or continue in force and effect following the expiration or termination of this Agreement shall remain in effect and be enforceable following such expiration or termination.

         2.3......Early Termination. Without limiting the operation of other provisions of this Agreement respecting termination, this Agreement is subject to termination under the following circumstances.

     .........2.3.1  On or before  October 2, 2000,  Seller may  terminate  this
Agreement by providing the Environmental Termination Notice to Buyer. Notice under this provision shall be deemed effective upon actual receipt by Buyer. In the event of termination by Seller under this Section 2.3.1, neither Party shall have any further liability to the other under this Agreement.


         .........2.3.2 If, by July 2, 2001, the APSC has not approved this
Agreement through the granting of a Certificate of Public Convenience and Necessity in a form suitable to Buyer in its sole discretion ("APSC Certificate"), then either Party may terminate this Agreement at any time thereafter upon written notice to the other Party; provided, however, that upon receipt of such written notice of termination by Seller, Buyer may elect to waive this condition by providing written notice to Seller within fifteen (15) Business Days of Seller's notice, in which case the Agreement shall not terminate and the Parties' obligations shall continue in effect as if the condition had been satisfied. In the event of termination by either Party under this Section 2.3.2, neither Party shall have any further liability to the other under this Agreement. This right of termination, if unexercised, shall expire upon the issuance of the APSC Certificate.

     .........2.3.3  If this  Agreement  is not  accepted  for  filing  by FERC, without suspension, hearing or modification ("FERC Order"), then either Party may terminate this Agreement at any time thereafter upon written notice to the other Party. Notice under this provision shall be deemed effective upon actual receipt by the other Party. In the event of termination by either Party under this Section 2.3.3, neither Party shall have any further liability to the other under this Agreement. This right of termination, if unexercised, shall expire upon the issuance of the FERC Order.

         .........2.3.4 If, despite diligent efforts, Seller has been unable to obtain the PSD Permit as of July 2, 2001, and, as of that date, Seller reasonably determines that, despite best efforts, it will not be able to obtain such PSD Permit by October 1, 2001, then Seller may elect to terminate this Agreement by providing written notice to Buyer. This notice must actually be received by Buyer no later than July 8, 2001. In the event Seller elects to terminate under this Section 2.3.4, Seller shall immediately pay to Buyer an amount equal to [redacted] and neither Party shall have any further liability to the other under this Agreement. This right of termination, if unexercised, shall expire upon the issuance of the PSD Permit.

     .........2.3.5  Unless,  by December 31, 2001,  FERC has issued and SNG has accepted a Certificate of Public Convenience and Necessity authorizing the construction, ownership and operation of the facilities necessary to effectuate the Buyer's executed firm transportation agreement(s) to deliver Fuel to the Facility ("FERC Certificate"), then Buyer may terminate this Agreement by providing written notice to Seller. Notice under this provision shall be deemed effective upon actual receipt by Seller. In the event of termination by Buyer under this Section 2.3.5, neither Party shall have any further liability to the other under this Agreement. This right of termination, if unexercised, shall expire upon SNG's receipt and acceptance of the FERC Certificate.


                                    ARTICLE 3


                    REPRESENTATIONS, WARRANTIES AND COVENANTS


     3.1  Mutual   Representations,   Warranties  and   Covenants.   Each  Party
represents, warrants, and covenants to the other Party that:

          (a) it is and will be duly organized, and validly existing under the laws of the state of its formation;

          (b) it has all requisite corporate power to own, operate and lease its properties, carry on its business as now conducted, enter into this Agreement, carry out the transactions contemplated hereby, and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement;

                  (c) it shall use diligent efforts to obtain and maintain all regulatory authorizations, including any required authorization, from the APSC and the FERC necessary for it to legally perform its obligations under this Agreement;

                  (d) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, does not and will not require any further consents or approvals of the Seller's or Buyer's Boards of Directors or shareholders other than that which has been obtained, and does not and will not violate any of the terms or conditions of any contract or other agreement to which it is a party or any Legal Requirements applicable to it;

                  (e) this Agreement constitutes each Party's legally valid and binding obligation enforceable against it in accordance with the terms thereof, subject to any equitable defenses;

          (f) there are no bankruptcy proceedings pending or being contemplated by it or, to its knowledge, threatened against it;

                  (g) to its knowledge, there are no pending or threatened actions or proceedings affecting it before any Governmental Authority which purports to affect the legality, validity or enforceability of this Agreement or would be reasonably likely to materially adversely affect its ability to perform this Agreement; and

                  (h) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Legal Requirements, or any partnership agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which it is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

         3.2      Covenants of the Seller.
                  -----------------------
                  3.2.1 Seller shall: (i) construct or cause to be constructed;
(ii) own, lease, or control the entire electrical output of; and (iii) operate and maintain, the Facility, all in accordance with this Agreement for the Term.

                  3.2.2 Seller shall obtain and maintain at all times during the Term all Consents as and when required by applicable Legal Requirements for the construction, operation and maintenance of the Facility as contemplated pursuant to this Agreement except for any such Consents that are required or necessary to be possessed by Buyer in connection with the supply of Fuel to the Primary Gas Delivery Point.

                  3.2.3 Seller shall at all times during the Term of this Agreement construct, operate and maintain the Facility in accordance with Prudent Utility Practices.

         3.3      Taxes.
                  -----

                  3.3.1 Seller shall pay, or cause to be paid, all Taxes on or with respect to the production and delivery of energy pursuant to this Agreement arising prior to delivery to the Interconnection Point (including Taxes related to the ownership and/or operation of the Facility and income derived therefrom). Buyer shall pay, or cause to be paid, all Taxes on or with respect to energy delivered pursuant to this Agreement at and from the Interconnection Point (including all sales, use, excise or other similar Taxes on the sale to Buyer and purchase from Seller of capacity and energy pursuant to this Agreement). Buyer shall also be responsible for all sales, use, excise or other similar Taxes directly related to the purchase, ownership or use of the Fuel used to deliver energy to Buyer at the Interconnection Point.

                  3.3.2 Each Party shall use diligent efforts to implement and administer the provisions of this Agreement in accordance with the intent of the Parties to minimize Taxes so long as neither Party is materially adversely affected by such efforts.

                  3.3.3 In the event Seller is required by law or regulation to remit or pay Taxes that are Buyer's responsibility hereunder, Seller may include such Taxes in the next monthly Invoice and Buyer shall remit payment thereof in accordance with Article 6. Conversely, if Buyer is required by law or regulation to remit or pay Taxes that are Seller's responsibility hereunder, Buyer may deduct the amount of any such Taxes from the sums otherwise due to Seller under this Agreement. Any refunds associated with such Taxes will be handled in the same manner. Nothing herein shall obligate or cause a Party to pay or be liable to pay any Taxes from which it is exempt under applicable Legal Requirements.


                                    ARTICLE 4


                              REGULATORY APPROVALS
         4.1 APSC. Buyer shall use its diligent efforts to obtain the APSC Certificate in accordance with Section 2.3.2. Seller agrees to assist and support Buyer, in a timely manner and to the extent reasonably requested by Buyer, in obtaining the APSC Certificate.

         4.2 FERC. Seller shall use its diligent efforts to obtain the FERC Order. Buyer agrees to assist and support Seller, in a timely manner and to the extent reasonably requested by Seller, in obtaining the FERC Order.

         4.3 ADEM. Seller shall use its diligent efforts to obtain the PSD Permit in accordance with Section 2.3.4. Buyer agrees to assist and support Seller, in a timely manner and to the extent reasonably requested by Seller, in obtaining the PSD Permit.

         4.4 Other Approvals. Seller shall diligently pursue any and all other Consents required to be possessed by Seller under this Agreement in a manner that is reasonably expected to enable Seller to perform its obligations under this Agreement. Buyer agrees to assist and support Seller, in a timely manner and to the extent reasonably requested by Seller, in obtaining such Consents.

                                    ARTICLE 5


DELIVERY OF CAPACITY AND ENERGY
         5.1      Agreement to Provide Capacity and Energy.
                  ----------------------------------------
                  5.1.1 During the Unit Operating Term, Seller shall sell to Buyer and Buyer shall purchase from Seller up to the entire electrical output of the Unit, net of Station Service, except during periods of Scheduled Outages, Maintenance Outages, and Force Majeure Events.

                  5.1.2 Seller shall deliver to Buyer, and Buyer shall accept from Seller, at the Delivery Point, the energy Scheduled by Buyer pursuant to this Agreement: (i) from the Unit; or (ii) when the Unit is unavailable, from an alternate resource other than the Unit; or (iii) any combination of (i) and
(ii).
                  5.1.3 To the extent that the Unit is capable of producing energy in excess of the Designated Capacity, Buyer shall be entitled to Schedule such energy during the Unit Operating Term.

         5.2 Calculation of Monthly Capacity Payments. Except as otherwise provided herein, Seller shall receive the Monthly Capacity Payment calculated in accordance with Appendix A. In addition, following [redacted] (as shown in Table A-1 of Appendix A), a Capacity Availability Performance Adjustment shall be calculated in accordance with Section C of Appendix A.

          5.3 Calculation of Monthly Energy Payments. Except as otherwise provided herein, Seller shall receive the Monthly Energy Payment calculated in accordance with Appendix B.

                                    ARTICLE 6


BILLING AND COLLECTION

         6.1      Capacity and Energy Billing and Payment.
                  ---------------------------------------

                  6.1.1 Subject to the provisions of Section 6.2, by the tenth
(10th) Business Day of each month during the Unit Operating Term, Seller shall send Buyer an invoice ("Invoice") stating the Monthly Capacity Payment and the Monthly Energy Payment for the immediately previous month. In addition by the [redacted] (as shown in Table A-1 of Appendix A), Seller shall invoice or credit Buyer, as the case may be, for the Capacity Availability Performance Adjustment described in Appendix A. The provisions of this Section 6.1.1 shall not limit either Party's right to invoice the other Party for amounts due under other provisions of this Agreement.

                  6.1.2 All Invoices shall be due and payable by the receiving Party on or before the tenth (10th) Business Day after such Party's receipt of such Invoice ( "Payment Due Date"). If any such Payment Due Date is not a Business Day, then the Payment Due Date shall be the next succeeding Business Day. Seller may render Invoices by means of facsimile or electronic mail, and receipt shall be deemed to have occurred upon transmission if confirmed in writing (by manual or machine-generated confirmation notice). Subject to the provisions of Section 6.2, the Party receiving an Invoice shall make payment to the other Party in accordance with such Invoice on or before the Payment Due Date in immediately available funds, through wire transfer of funds to an account designated by the other Party, or other means acceptable to the other Party. Each Invoice shall contain a statement explaining in reasonable detail how the Invoice payment amounts were calculated.

         6.2      Billing Disputes and Final Accounting.
                  -------------------------------------
                  6.2.1 If a Party questions or contests the amount or propriety of any payment claimed by the other Party to be due pursuant to this Agreement, the questioning or contesting Party shall make payment to the other Party [redacted] until after the settlement of such question or contest in accordance with this Section 6.2. At the time of any such withholding, the questioning or contesting Party shall provide the other Party with a written explanation of the reasons for withholding payment; provided, [redacted].

                  6.2.2 In the event a Party questions or contests the correctness of any charge or credit, such Party shall provide the other Party with written notice of such amount and the basis for the question or contest. The other Party shall promptly review the questioned charge or credit and shall notify the questioning or contesting Party of any error in the determination of amounts owed and issue an amended invoice in the amount of any payment that the questioning or contesting Party is required to make in respect of such redetermination. If the questioning or contesting Party disputes in good faith the amended invoice amount, then if agreed by the Parties, such Party may submit the matter for dispute resolution. To the extent a Party disagrees with the other Party's basis for questioning the original invoice, it shall provide a written explanation of its position.

                  6.2.3 Each Party shall have until the end of one (1) year after the delivery of an invoice to correct or dispute the invoice. If a Party has made payment under an invoice and thereafter questions or contests the correctness thereof, the other Party shall not be required to refund any payment received until such time as it is finally determined that the invoice was in error.

         6.3 Interest. If either Party does not make a payment required by this Agreement on or before the Payment Due Date, the amount owed and not paid shall bear interest (compounded monthly) at the Interest Rate from the Payment Due Date until such payment, together with interest, is paid. If either Party makes a payment that is not required by this Agreement, the over payment amount shall bear interest (compounded monthly) at the Interest Rate from the date the over payment was received until such over payment, together with interest, is refunded. If payment by mail is acceptable to the invoicing Party under Section 6.1.2, payment will be accepted without interest if such payment is postmarked on or before the Payment Due Date. If the Payment Due Date falls on a day other than a Business Day, the next succeeding Business Day shall be the last day on which payment can be made or postmarked without interest charges being incurred pursuant to this Section 6.3.

         6.4 Billing and Payment Records. Until the end of one (1) year after its receipt of any Invoice, each Party shall make available to the other Party, and each Party may audit, such books and records of the other Party as are reasonably necessary for such Party to calculate the Monthly Capacity Payments, the Monthly Energy Payments or other amounts shown on such Invoice and thereby to verify the accuracy of the amounts billed. The Parties shall maintain such respective books and records in accordance with generally accepted accounting principles applicable from time-to-time.


                                    ARTICLE 7

                    FACILITY IMPLEMENTATION AND CONSTRUCTION
         7.1 Project Implementation. Seller shall: (i) arrange for the acquisition of or use of the Site for the Term; (ii) apply for, and use diligent efforts to obtain and maintain, all Consents (including renewals thereof) and any other approvals of Governmental Authorities that are required in connection with the Project, including the transactions contemplated under this Agreement;
(iii) comply with Prudent Utility Practices in all aspects of the Project; and
(iv) use diligent efforts to meet the Required Commercial Operation Date and to otherwise carry out the transactions contemplated under this Agreement.

         7.2      Failure to Achieve Required Threshold Date.
                  ------------------------------------------

                  7.2.1 If the Threshold Date is not achieved on or before the Required Threshold Date and Seller did not file all required initial applications for the PSD Permit prior to 90 days after the date of this Agreement ("PSD Permit Application Deadline") or did not diligently seek to obtain the PSD Permit through the Required Threshold Date, then, in addition to Buyer pursuing other remedies available under this Agreement, Seller shall pay to Buyer [redacted] and neither Party shall have any further obligations to the other under this Agreement.

                  7.2.2 If the Threshold Date will not occur on or before the Required Threshold Date and Seller filed all required initial applications for the PSD Permit by the PSD Permit Application Deadline and diligently sought to obtain the PSD Permit through the Required Threshold Date, then Seller shall elect, upon written notice to Buyer on or before the Required Threshold Date (but no more than ten (10) Business Days prior to the Required Threshold Date) either: (i) to continue to perform in accordance with the Agreement ("Performance Election"); or (ii) to perform under the provisions of Section 7.3 ("Cover Election"). In the event Seller elects the Cover Election, Buyer shall have thirty (30) days from receipt of Seller's notice in which to accept or reject such election. In the event that Buyer does not accept Seller's Cover Election, then this Agreement shall immediately terminate and neither Party shall have any further liability to the other under this Agreement. The Parties shall proceed under Section 7.2.3 if the Seller has made the Performance Election or under Section 7.2.4 if the Seller has made (and Buyer has accepted) the Cover Election.

                  7.2.3 If Seller elects the Performance Election, then the Required Threshold Date shall be extended to April 2, 2002 and Seller shall continue to diligently attempt to obtain the PSD Permit. In the event that the Threshold Date is not achieved by the extended Required Threshold Date, then Seller shall promptly pay to Buyer [redacted], and Buyer may pursue any other remedies under Section 14.4.1 of this Agreement (other than the payment of further liquidated damages). At any time prior to the extended Required Threshold Date, Seller may provide written notice that it cannot achieve the Threshold Date by the extended Required Threshold Date. If Seller provides such notice, Seller shall promptly pay to Buyer [redacted], and Buyer may pursue any other remedies under Section 14.4.1 of this Agreement (other than the payment of further liquidated damages). Upon payment of liquidated damages under this
Section 7.2.3, this Agreement shall immediately terminate and neither Party shall have any further obligations to the other under this Agreement.


                  7.2.4 If Seller elects the Cover Election and Buyer accepts such election, then Buyer shall notify Seller in its notice of acceptance to Seller whether Seller shall be required to provide energy in an amount not to exceed the Cover Amount to Buyer for: [redacted] ("Cover Period"). If Buyer has accepted Seller's Cover Election, then Seller will provide energy in an amount not to exceed the Cover Amount to Buyer in accordance with Section 7.3 for the Cover Period selected by Buyer under this Section.

         7.3      Cover Period Energy.
                  -------------------

                  7.3.1 If Seller becomes obligated pursuant to Section 7.2 to provide energy during the Cover Period, Seller shall (i) on the first Business Day of the Cover Period, take such action necessary to assume all of Buyer's obligations after the Cover Period, if any, related to the firm transportation agreement(s) executed by Buyer in order to deliver Fuel to the Facility, including any and all payment obligations; and (ii) promptly reimburse Buyer for expenditures that are not otherwise recovered by Buyer (including those related to improvements to the Transmission System) to the extent such expenditures are reasonably made by Buyer in preparation for the receipt and transmission of energy from the Unit.

          7.3.2  During any Cover  Period,  Buyer and Seller  agree as  follows:
     7.3.2.1 Buyer shall issue Schedules in accordance with the provisions of this
Agreement (but not in excess of the Cover Amount), and Seller shall, at its expense, deliver or cause to be delivered all energy so Scheduled to any points on the Transmission System (including interfaces) that are capable of receiving such energy pursuant to Southern Companies' Open Access Transmission Tariff (or its successor in function). Buyer shall make Monthly Capacity Payments in accordance with Appendix A; provided, however, that for purposes of the Capacity Availability Performance Adjustment calculation during the Cover Period: (i) Designated Capacity shall equal [redacted]; and (ii) if Seller achieves an Actual Demand Availability of at least [redacted] for a Cover Period based on Seller's deliveries in response to Buyer's Schedule, the Capacity Adjustment Factor for the applicable Cover Period shall be [redacted]. If such Actual Demand Availability is less than [redacted], the Capacity Adjustment Factor for the applicable Cover Period shall be [redacted].

          7.3.2.2 Buyer will pay Seller in accordance with Appendix B for the Scheduled energy delivered during the Cover Period.

          7.3.2.3 If Seller fails to deliver any Scheduled energy, Seller shall pay to Buyer,

within ten (10) Business Days of receipt of an invoice therefor, an amount equal to Buyer's Incremental Replacement Costs. Buyer will submit such invoices on a monthly basis unless the accrued amount of unpaid Incremental Replacement Costs exceeds [redacted], in which case Buyer may invoice Seller in its discretion.

          7.3.2.4 At the end of the Cover Period, this Agreement shall terminate and neither Party shall have any further liability to the other under this Agreement.

         7.4      Failure to Meet Required Commercial Operation Date.
                  --------------------------------------------------

                  7.4.1 Unless Buyer has accepted Seller's Cover Election pursuant to Section 7.2.2, if the Unit does not achieve the Commercial Operation Date on or before the Required Commercial Operation Date, Seller shall pay liquidated damages to Buyer in the amount of the daily damage for each day of the delay in achieving the Commercial Operation Date determined pursuant to Appendix F.

                  7.4.2 Buyer shall be entitled to daily damage amounts pursuant to Section 7.4.1 and Appendix F until the earlier of : (i) the date Buyer receives written notice from Seller that the Unit cannot achieve a Commercial Operation Date within [redacted] of the Required Commercial Operation Date; (ii) the Commercial Operation Date of the Unit; or (iii) [redacted] the Required Commercial Operation Date. Under the circumstances described in (i) or (iii) above, Seller shall pay Buyer [redacted] and the Agreement shall terminate immediately.
                                    ARTICLE 8

                          INTERCONNECTION AND METERING
         8.1 Interconnection. Buyer shall construct the Interconnection Facilities in order to electrically connect the Unit to the Transmission System at the Interconnection Point. Seller shall be responsible, and shall reimburse Buyer, for actual costs incurred by Buyer in constructing the Interconnection Facilities, so long as the Interconnection Facilities that are actually constructed do not materially deviate from those described in the attached Appendix H. Buyer shall have ownership of the Interconnection Facilities at all times.

         8.2      Delay in Interconnection

                  8.2.1 If for any reason by September 2, 2002: (i) Buyer fails to complete the Interconnection Facilities necessary to interconnect the Unit to the Transmission System; or (ii) the Transmission System is not capable of providing or receiving energy to accommodate Seller's start up and testing activities for the Unit, the Required Commercial Operation Date shall, subject to Section 8.2.2, be changed to a date that is [redacted] after the date such conditions are satisfied. If the Required Commercial Operation Date is so changed, the Monthly Capacity Payments shall commence [redacted] as if such change had not occurred. The receipt of such capacity payments shall be Seller's sole and exclusive remedy for Buyer's failure to complete the Interconnection Facilities by the stated deadline.

                  8.2.2 The Required Commercial Operation Date shall change pursuant to Section 8.2.1 only to the extent that Seller, despite due diligence, is rendered unable to meet the original Required Commercial Operation Date as a consequence of Buyer's delay in the completion of the Interconnection Facilities.

         8.3 Protective Devices. Seller shall, at its own cost, provide, install and maintain internal breakers, relays, switches, synchronizing equipment and other associated protective control equipment necessary to maintain the reliability, quality and safety of the electric power production of the Facility in accordance with Prudent Utility Practices.

         8.4      Meters.
                  ------

                  8.4.1 Seller shall design, locate, construct, install, own, operate and maintain the Metering System in accordance with Prudent Utility Practices in order to measure and record the amount of energy and capacity delivered from the Unit to Buyer at the Interconnection Point. The meters shall be of a mutually acceptable accuracy range and type. The methods for adjusting for all applicable transformer losses and station service loads shall be mutually acceptable. Buyer may, at its own cost, install additional meters or other such facilities, equipment or devices on Buyer's side of the Interconnection Point as Buyer deems necessary or appropriate to monitor the measurements of the Metering System. The Parties shall mutually agree on the telemetering equipment that is appropriate to coordinate the Facility with the Dispatch Center and Seller shall, at its sole cost, install such telemetering equipment. The telemetered data shall be delivered by Seller to the electrical switchyard of the Facility.

                  8.4.2 Seller shall inspect and test all meters at such times as will conform to Prudent Utility Practices, but not less often than once every year. Seller shall be responsible for all costs and expenses incurred in connection with such inspections or tests.

                  8.4.3 If the Metering System fails to register, or if the measurement made by a metering device is found upon testing to vary by more than [redacted] from the measurement made by the standard meter used in the test, an adjustment shall be made correcting all measurements of energy made by the Metering System during: (i) the actual period when inaccurate measurements were made by the Metering System, if that period can be determined to the mutual satisfaction of the Parties; or (ii) if such actual period cannot be determined to the mutual satisfaction of the Parties, the later half of the period from the date of the last test of the Metering System to the date such failure is discovered or such test is made ("Adjustment Period"). If the Parties are unable to agree on the amount of the adjustment to be applied to the Adjustment Period, the amount of the adjustment shall be determined: (i) by correcting the error if the percentage of error is ascertainable by calibration, tests or mathematical calculation; or (ii) if not so ascertainable, by estimating on the basis of deliveries under similar conditions during the period since the last test. Within thirty (30) days after the determination of the amount of any adjustment, Buyer shall pay Seller any additional amounts then due for energy or Designated Capacity during the Adjustment Period or Buyer shall be entitled to a credit against any subsequent payments for energy or Designated Capacity, as the case may be.

                  8.4.4 Buyer and its representatives shall be entitled to be present at any test, inspection, maintenance and replacement of any part of the Metering System performed by Seller relating to obligations under this Agreement.

                                    ARTICLE 9


            COMMERCIAL OPERATION, TESTING AND DESIGNATION OF CAPACITY
         9.1 Initial Synchronization. Seller shall not operate the Unit in parallel with the Transmission System without the prior written acknowledgment of Buyer that the Unit meets Buyer's requirements for parallel operation. Such acknowledgment pursuant to this Agreement shall not be unreasonably withheld or delayed. Seller shall notify Buyer of the initial synchronization of the Unit to the Transmission System at least forty-five (45) days prior to the proposed date of such initial synchronization or such shorter period as the Parties may agree.

         9.2      Commercial Operation Test.
                  -------------------------

                  9.2.1 The initial Demonstrated Capability of the Unit shall be established in accordance with the performance testing procedures set forth in Appendix D. Seller shall nominate the initial Designated Capacity following such performance testing, but not later than the day before the Commercial Operation Date. Such nomination may not exceed the Demonstrated Capability.

                  9.2.2 Seller may, at its option, perform additional capacity tests prior to ninety (90) days after the later of the Required Commercial Operation Date and the Commercial Operation Date. If such additional tests result in a Demonstrated Capability greater than the Designated Capacity, Seller may re-nominate the Designated Capacity at such Demonstrated Capability. If the additional capacity tests (or the initial capacity test when no additional tests are performed) of the Unit indicate that the Demonstrated Capability is less than the lower end of the total Commercial Operation Test Capacity Range set forth in Table D-1 of Appendix D ("Commercial Operation Test Range"), Seller shall submit, within 15 Business Days after the capacity test, a cure plan to Buyer in order to raise such Demonstrated Capability to at least the lower end of such range. If Seller fails to timely submit such cure plan or implement the cure plan (including implementing such actions as Buyer may reasonably request), or if the Demonstrated Capability of the Unit remains below the lower end of the Commercial Operation Test Range [redacted] after the Required Commercial Operation Date ("Cure Period"), then: (i) Seller shall pay Buyer as liquidated damages an amount determined under Section 1 of Appendix E for the difference between the Demonstrated Capability and the lower end of the Commercial Operation Test Range; and (ii) the lower end of the Contract Capacity shall be set at a level equal to the lesser of: (a) 10 MW below the most recent Demonstrated Capability; or (b) the lower end of the current Contract Capacity. Seller shall make the above-described payment within five (5) Business Days of Buyer's request for payment.

         9.3      Capacity Examination.
                  --------------------
                  9.3.1 Upon Seller's declaration of the Designated Capacity, Buyer may examine the performance of the Unit over the previous Annual Period to determine if the actual capacity [redacted] based on historic operating data, as adjusted for Rated Conditions, is less than the then current Designated Capacity. If such actual capacity is less than the Designated Capacity, Buyer may, on or before May 10 annually, require Seller to re-demonstrate the capacity of the Unit in accordance with the procedure set forth in Appendix D. If the performance test indicates that the Unit's Demonstrated Capability, is less than the lower end of the then current Contract Capacity for the Unit, then: (i) Seller may conduct additional capacity tests on or before May 20 annually; and
(ii) if the Demonstrated Capability established by the most recent capacity examination is less than the lower end of the current Contract Capacity, then Seller shall pay Buyer as liquidated damages an amount determined under Section 1 of Appendix E for the difference between such Demonstrated Capability established by the most recent capacity examination and the lower end of the current Contract Capacity. In addition, the lower end of the current Contract Capacity shall be reset at a level 10 MW below such Demonstrated Capability. Seller shall make the above-described payment within five (5) Business Days of Buyer's request for payment.

                  9.3.2 Any reduction in the Demonstrated Capability of the Unit through a capacity examination will result in a reduction of the Designated Capacity of the Unit to the Demonstrated Capability and a corresponding reduction in capacity payments in accordance with the Monthly Capacity Payment calculation set forth in Appendix A.

                  9.3.3 Subject to Section 14.2.8 of this Agreement, the payment of liquidated damages pursuant to this Article 9 shall be Buyer's sole and exclusive remedy for a reduction in the lower end of the Contract Capacity.
         9.4 Disputes Concerning Capacity Tests. In the event the Parties disagree with the performance test results of any capacity test, representatives from both Parties shall meet to resolve the dispute. If the dispute cannot be resolved between the Parties, an independent third party expert shall be chosen that is acceptable to both Parties to make a determination concerning the test results. If such dispute is not resolved by May 31, the Designated Capacity for the upcoming Annual Period may not exceed the Demonstrated Capability of the Unit based on the most recent undisputed capacity examination, subject to the outcome of this dispute resolution process. The independent third party expert's determination shall be applied to establish the Demonstrated Capability as if no dispute had arisen and all capacity billing under Section 5.2 shall (if necessary) be adjusted retroactively to reflect Designated Capacity equal to such determination. Seller may, however, nominate a different amount of Designated Capacity for prospective application consistent with other provisions of this Agreement.


                                   ARTICLE 10


                            OPERATION AND MAINTENANCE

         10.1 Operation and Maintenance. Seller shall manage, control, operate and maintain all parts of the Facility in a manner consistent with Prudent Utility Practices, taking into account Buyer's right to Schedule the Unit. Seller shall also operate the Facility in accordance with applicable reliability criteria and guides of the SERC and NERC.

         10.2     Scheduled and Maintenance Outages.
                  ---------------------------------

                  10.2.1 Commencing in 2002 and each year thereafter, Seller shall submit to Buyer, before September 1, maintenance schedules and outage plans ("Scheduled Outages Plans") for the remaining Term or the next four Annual Periods, whichever is less. Seller shall not schedule maintenance of the Unit during the months of June through September of any year that would decrease the capacity output of the Unit below the Designated Capacity without the prior written consent of Buyer. Buyer shall have thirty (30) days to review the proposed Scheduled Outage Plans and may approve or reject the Scheduled Outage Plans in whole or in part. The Scheduled Outage Plans are subject to the approval of Buyer, which approval shall not be unreasonably withheld or delayed. Seller shall resubmit revised Scheduled Outage Plans to Buyer within thirty (30) days of Buyer's rejection and Buyer and Seller agree to use best efforts to promptly develop Scheduled Outage Plans that are mutually acceptable to the Parties.

                  10.2.2 In addition to Scheduled Outages, Seller may request an unlimited number of Maintenance Outages during any Annual Period. Seller shall submit a written request to the Buyer for each Maintenance Outage at least twenty-four (24) hours in advance. Such request shall identify the equipment and capacity that will not be available for Scheduling and the proposed start time and duration for the Maintenance Outage. Buyer shall respond to Seller's request as soon as reasonably practicable. Seller shall not take a Maintenance Outage without Buyer's prior written consent, and such consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the Parties acknowledge that it shall be reasonable for Buyer to deny any request for a Maintenance Outage if Buyer reasonably believes that it may Schedule the Unit to a level that would require the availability of the equipment that is proposed to be unavailable during the Maintenance Outage. Buyer shall have the right to revoke its consent to a Maintenance Outage if changed conditions require Scheduling of the capacity scheduled to be unavailable during such Maintenance Outage; provided, however, that Buyer may only revoke its consent if it provides Seller with notice of revocation prior to the scheduled start of the Maintenance Outage and agrees to cover the reasonable cost (if any) of revocation. In addition, if Buyer reasonably requests Seller to return all or part of that portion of the Unit that is affected by the Maintenance Outage to full availability status, Seller shall comply as soon as reasonably practical.

                  10.2.3 If Seller has a Scheduled Outage or Maintenance Outage, and such Scheduled Outage or Maintenance Outage occurs or would occur coincident with an Emergency, Buyer shall notify Seller of the Emergency. Buyer may request Seller to reschedule the outage or, if the outage has begun, to expedite the completion thereof, and Seller shall make all good faith efforts to comply with such request.

         10.3 Access to the Site and the Facility Seller grants Buyer and its designated employees and agents the right to enter the plant Site with such prior notice to Seller as is reasonable to: (i) install, operate, maintain, replace and/or remove the Interconnection Facilities; (ii) inspect, maintain, and test meters and other Buyer equipment; (iii) interconnect, interrupt, monitor, or measure energy generated by the Facility in accordance with the terms of this Agreement; (iv) monitor performance tests; (v) inspect the Facility; and (vi) take such action as may be reasonably necessary to exercise Buyer's rights under this Agreement.

         10.4 Availability of Records. Seller shall keep accurate records and all other data necessary for the purposes of proper administration of this Agreement in accordance with the following guidelines:

                  10.4.1 All such records shall be maintained for a minimum of four (4) years after the creation of such record or data and for any additional period of time required by regulatory agencies with jurisdiction over Seller.

                  10.4.2 Seller shall maintain an accurate and up-to-date operating log at the Facility with records of: (i) real and reactive power production for each clock hour; (ii) changes in operating status; (iii) Scheduled Outages, Maintenance Outages, and forced outages; (iv) any unusual conditions found during inspections; and (v) any significant events related to the operation of the Facility.


                  10.4.3 Buyer shall have the right from time to time, upon reasonable notice to Seller, to examine the records and data of Seller relating to this Agreement.

         10.5 Disclaimer. Seller understands and agrees that Buyer's receipt and review of any material related to the Project or any physical inspection of the Facility conducted by Buyer under any of the provisions of this Agreement is solely for its own information. By conducting such reviews or inspections, Buyer makes no endorsement of the design or representation or warranty of the safety, durability or reliability of the Facility, all of which are the sole responsibility of Seller in accordance with the terms of this Agreement and Buyer shall not be deemed to have accepted any condition of the Facility which is not in full compliance with the requirements of this Agreement. Seller shall in no way represent to any third party that, as a result of the Buyer's receipt and review of any material or any inspections, Buyer is in any way responsible for the engineering or construction soundness of the Facility.


         10.6 Air Permits. Seller shall be obligated to file for, obtain and maintain, for the periods required by Legal Requirements during the Term, the PSD Permit, the Title V Permit and all other Consents pertaining to air emissions necessary for the performance of Seller's obligations under this Agreement ("Air Permits"). The Air Permits shall authorize the operation of the Unit for a minimum of [redacted] per year during the Unit Operating Term ("Minimum Level"). The Minimum Level shall be exclusively dedicated to Buyer's use in accordance with its Schedule. If at any time during the Unit Operating Term Seller is not authorized to operate the Unit at the Minimum Level, the Parties shall mutually agree on an arrangement whereby Seller shall provide additional energy to Buyer in order to compensate Buyer for the inability to operate the Unit at the Minimum Level. So long as Seller complies with such agreement, Seller shall be deemed to have satisfied the requirement under this
Section 10.6 with respect to the Air Permits.


                                   ARTICLE 11

                             FUEL SUPPLY
         11.1     Overview.
                  --------
                  11.1.1 At all times during the Unit Operating Term, the Unit shall be capable of utilizing Fuel as Scheduled by Buyer in order to produce the energy committed to Buyer under this Agreement. Buyer shall have the responsibility for procuring at its sole cost and making available at the Primary Gas Delivery Point the quantities of Fuel at the rates of delivery required to accommodate Buyer's Scheduling instructions. To determine the quantities of Fuel to be scheduled by Buyer for transportation to the Primary Gas Delivery Point in order to satisfy Buyer's Scheduling instructions, Buyer shall calculate the quantities of Fuel to be delivered by multiplying the Guaranteed Heat Rate set forth in Appendices D & G (or a greater or lesser rate agreed to by the Parties) by the number of kWh Scheduled by Buyer plus the quantity of Fuel agreed upon as necessary for start-up, ramp up and ramp down (such total quantity is hereinafter referred to as the "Transportation Quantity").

                  11.1.2 Buyer shall pay, in accordance with Appendix B, for all Fuel used to generate energy that is delivered to Buyer pursuant to Buyer's Scheduling instructions, including energy received during periods of ramp up and ramp down. Seller shall pay for Fuel used at the Facility for all other purposes, including (but not limited to) Station Service, initial start-up, testing and synchronization of the Unit, Unit start-up, capacity examinations and sales to third parties. Seller shall be responsible for the cost of Fuel for start-up of the Unit through the operation of the Monthly Fuel Cost Adjustment under Section E of Appendix B.

                  11.1.3 The Parties acknowledge the possibility that, through future discussions, they may be able to agree upon a mutually beneficial arrangement whereby Seller would assume all of the Fuel (and related transportation) management responsibilities under this Agreement. In such event, the Parties shall negotiate any necessary modifications to this Agreement to effectuate this transfer of responsibilities. It is expressly understood, however, that nothing in this Section 11.1.3 imposes any obligation on either Party to enter into discussions or agreements with respect to any modifications to this Agreement.


         11.2     Transportation Capacity.
                  -----------------------
                  11.2.1 The Parties recognize that Buyer, through its agent, Southern Company Services, Inc., has subscribed to[redacted] of firm transportation on SNG's pipeline system, which will be used by Buyer to transport Fuel to the Primary Gas Delivery Point for the Term (such firm capacity is hereinafter referred to as the "Firm Capacity"). Except as otherwise provided in this Section 11, Buyer shall bear all of the costs incurred under the firm transportation agreement providing for such Firm Capacity; provided, however, that in the event Seller fails to achieve the Commercial Operation Date by June 1, 2003, unless such failure is due to the circumstances described in
Section 8.2, then Buyer shall release to Seller pursuant to Section 22.6(d) of the General Terms and Conditions contained in SNG's FERC Gas Tariff (or any successor provision) and Seller shall assume the Firm Capacity, and shall bear all of the costs of such transportation. Seller shall release such Firm Capacity back to Buyer when the Unit achieves the Commercial Operation Date. The release of the Firm Capacity is also subject to the provisions of Section 7.3.1 related to the Parties' obligations in connection with the Cover Period. In addition to the costs associated with the Firm Capacity, Buyer shall bear all of the costs associated with any other transportation capacity required in order to deliver the Fuel necessary to meet Buyer's Schedule. To the extent Buyer desires to have or use storage capacity in order to better manage the Fuel requirements of the Unit, Buyer shall be obligated to obtain such capacity, at its cost. Following the expiration or termination of this Agreement, Buyer shall take appropriate action to convey to Seller the sole and exclusive right to utilize the Firm Capacity, in consideration for Seller's agreement to bear all of the costs thereafter incurred under the firm transportation agreement providing for such Firm Capacity.

                  11.2.2 Buyer may cause to be acquired, constructed, owned, operated and maintained, at Seller's expense, all facilities, infrastructures and property interests that are necessary for Seller to receive, measure and use Fuel delivered at the Primary Gas Delivery Point on behalf of Buyer so as to enable the Unit to produce energy as committed to Buyer under this Agreement.

                  11.2.3 Buyer shall be responsible for making the necessary arrangements, including the scheduling of the Transportation Quantity and, during such time as Buyer is designated the downstream operator pursuant to
Section 11.2.8, the confirmation of the Transportation Quantity, to cause the delivery of the Transportation Quantity to the Primary Gas Delivery Point and shall promptly communicate to Seller the details of such scheduling arrangements. Seller shall be responsible for transporting or arranging for the transportation of the Transportation Quantity from the Primary Gas Delivery Point to the Unit.

                  11.2.4 Seller agrees to accept at the Primary Gas Delivery Point any Transportation Quantity meeting the minimum quality requirements for delivered Fuel under SNG's FERC Gas Tariff and the applicable transportation agreement(s).

                  11.2.5 The Parties shall exercise diligent efforts to minimize any imbalances or other penalties or charges from transporters of Fuel delivered to the Facility ("Imbalance Charges"). If Buyer or Seller receives an invoice from a transporter for Imbalance Charges, the Parties shall determine the cause for such charges. If the Imbalance Charges were incurred as a result of Buyer's actions or inaction (which shall include (without limitation) Buyer's failure to schedule or make available to transporter the Transportation Quantity), then Buyer shall pay such Imbalance Charges. If the Imbalance Charges were incurred as a result of Seller's actions or inaction (which shall include, without limitation, Seller's failure to accept the Transportation Quantity or its acceptance of quantities of Fuel in excess of the Transportation Quantity unless such excess was rescheduled by Buyer), then Seller shall pay such Imbalance Charges. Imbalance Charges that are not due to the action or inaction of Buyer or Seller or whose cause cannot be determined, including (but not limited) to Force Majeure Events or forced outage events, shall be shared equally by Buyer and Seller. In the event any entity other than Buyer causes the delivery of Fuel to or utilizes Fuel delivered at the Primary Gas Delivery Point, the Parties agree that the following principles shall apply: (i) to the extent Buyer has scheduled deliveries of Fuel, Buyer's scheduled deliveries of Fuel shall be deemed to be the first through the meter and shall be used exclusively to generate energy in accordance with Buyer's Scheduling instructions; (ii) any Imbalance Charges incurred by Buyer as a result of deliveries of Fuel at the Primary Gas Delivery Point in excess of the Transportation Quantity (unless such excess was scheduled by Buyer) shall be borne exclusively by Seller; (iii) in the event Seller uses any Fuel scheduled by Buyer for delivery for its account for any purpose other than the generation of energy on behalf of Buyer pursuant to Buyer's Scheduling instructions (including ramp up and ramp down associated with such Scheduling instructions), Seller shall pay Buyer for each quantity of Fuel so used by Seller an amount calculated in accordance with Section E of Appendix B; and (iv) Seller shall otherwise indemnify and hold Buyer harmless from any and all losses, costs, damages and expenses incurred by Buyer as a result of the use of the Primary Gas Delivery Point by Seller or any other entity to deliver Fuel for the generation of energy for any entity other than Buyer.

     11.2.6 Buyer has or will secure the right for it (or its designee), to install, own and operate telephone line(s), monitoring equipment, necessary appurtenances, and right(s) of way at or near the Primary Gas Delivery Point and to install, own, maintain and operate facilities to remotely monitor and record the Fuel flows through the SNG meter station recording the delivery of Fuel to the Primary Gas Delivery Point. 11.2.7 All Fuel supplied by Buyer pursuant to this Agreement shall be measured at the Primary Gas Delivery Point. Risk of loss of Fuel supplied by Buyer pursuant to this Agreement shall transfer from Buyer to Seller at the Primary Gas Delivery Point.

                  11.2.8 Until the earlier of: (i) the expiration or termination of this Agreement; or (ii) such time as additional gas fired electric generating units at the Site achieve commercial operation, Seller agrees to delegate to Buyer its rights and obligations under SNG's FERC Gas Tariff as the "downstream operator" at the Primary Gas Delivery Point in order that Buyer may administer the transportation of Fuel through such point. Except as otherwise provided herein, Buyer shall indemnify and hold Seller harmless from any and all losses, costs, damages and expenses incurred by Seller as a result of actions or omissions of Buyer as the "downstream operator". As the designated downstream operator, Buyer shall be responsible for confirming all Fuel flow through the Primary Gas Delivery Point, serving as the point of contact with SNG with respect to operation of such point and allocating all Fuel flow through such point. The implementation of this Section 11.2.8 shall be subject to such further procedures as the Parties may develop through the Operating Representatives. Following the date on which additional electric generating units at the Site achieve commercial operation, Buyer and Seller will negotiate whether there should be any change in the designation of the downstream operator.


                                   ARTICLE 12


DISPATCH, SCHEDULING AND TRANSMISSION
         12.1 Scheduling. Seller shall ordinarily permit Buyer to place the Unit under Buyer's automatic generation control in normal mode operation and call upon Seller's operation of the Unit in economic dispatch; however, Buyer or Seller reserves the right to require Buyer to Schedule the dispatch of the Unit in accordance with the procedures set forth in Appendix C.

     12.2 Scheduling Alternate Resources. In the event that alternate resources are utilized by Seller to supply energy, Buyer shall follow the procedures established by the Operating Representatives.


         12.3     Transmission.
                  ------------
                  12.3.1 Buyer shall be responsible for all costs associated with and for making all necessary transmission arrangements, including tagging and any required ancillary services, with the transmission service provider for delivery of capacity and energy from and beyond the Delivery Point.

                  12.3.2 Seller shall bear all costs and losses and shall be responsible for making all arrangements for transmission service, including tagging and any required ancillary services, with respect to delivery of capacity and energy from an alternate resource to the Delivery Point. To the extent the Delivery Point is not the Interconnection Point; Seller: (i) assumes all risk associated with the availability and scheduling of the transmission capability required for delivery beyond the Delivery Point; and (ii) shall compensate Buyer for any losses on the Transmission System beyond those that would have occurred had the Delivery Point been the Interconnection Point. In no event shall Buyer be required to provide compensation to Seller for a reduction in losses occasioned by such deliveries from alternate resources.

         12.4     Emergencies.
                  -----------

                  12.4.1 The Parties recognize that Buyer is a member of NERC and that, to ensure continuous and reliable electric service, Buyer operates its system in accordance with the operating criteria and guidelines of NERC. If an Emergency is declared, the Dispatch Center will notify Seller's personnel and, if requested, Seller's personnel shall immediately place the energy of the Unit within the exclusive control of the Dispatch Center for the duration of such Emergency. Without limiting the generality of the foregoing, the Dispatch Center may require Seller's personnel to raise or lower production of energy generated by the Unit to maintain safe and reliable load levels and voltages on the Transmission System.

                  12.4.2 Seller shall cooperate with Buyer in establishing Emergency plans, including (without limitation) recovery from a local or widespread electrical blackout, voltage reduction in order to effect load curtailment, and other such plans that may be necessary or appropriate under the circumstances.

         12.5.    Disconnection.
                  -------------

                  12.5.1 Seller shall control and operate the Unit consistent with Buyer's Schedule; provided, however, that, Buyer may direct that the Unit be immediately disconnected from the Transmission System during an Emergency or if, in Buyer's sole discretion, it is necessary to construct, install, maintain, repair, replace, remove, investigate, inspect or test any part of the Interconnection Facilities or the Transmission System. Upon receipt of notice directing disconnection, Seller shall carry out the required action without undue delay. Buyer shall not Schedule energy during a disconnection.

                  12.5.2 For any disconnection or reconnection caused by Seller's negligence or willful misconduct, Seller shall bear any reasonable cost incurred by Buyer as a result thereof, and the Unit shall be deemed to be in an Unplanned (Forced) Outage during the time any such disconnection is in effect for purposes of the Actual Demand Availability calculation in Appendix A.

                  12.5.3 Buyer shall bear any reasonable cost incurred by Seller as a result of any disconnection or reconnection caused by Buyer's negligence or willful misconduct.

                                   ARTICLE 13
<
                                  FORCE MAJEURE

         13.1 Definition of Force Majeure Event. For the purposes of this Agreement, a "Force Majeure Event" as to a Party means any occurrence, nonoccurrence or set of circumstances that is beyond the reasonable control of such Party and is not caused by such Party's negligence or lack of due diligence, which prevents the Party from being able to perform its obligations hereunder, including, without limitation, strike or stoppage of labor; flood, ice, earthquake, windstorm or eruption; fire; explosion; invasion, riot or civil war, commotion or insurrection; sabotage, terrorism or vandalism; military or usurped power; or act of God or of a public enemy. The term Force Majeure Event shall not include: [redacted].

         13.2 No Breach or Liability. Either Party shall be excused from performance and shall not be construed to be in default in respect of any obligation hereunder for so long as failure to perform such obligation shall be due to a Force Majeure Event.


         13.3 Capacity and Energy Payments. Buyer shall have no obligation to make Monthly Capacity Payments and Monthly Energy Payments during the suspension of performance due to or resulting from a Force Majeure Event; [redacted].

     13.4 Mitigation. Following the occurrence of a Force Majeure Event, the affected Party shall:

          (i) give the other Party notice thereof, followed by written notice if the first notice is not written, as promptly as possible after such Party becomes aware of such Force Majeure Event, describing the particulars of such Force Majeure Event;

                  (ii) use diligent efforts to remedy its inability to perform as soon as practicable; provided, however, that this Section 13.4 shall not require the settlement of any non site-specific strike, walkout, lockout or other general labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest; and

                  (iii) when it is able to resume performance of its obligations under this Agreement, give the other Party written notice to that effect.

         13.5 Suspension of Performance. The suspension of performance due to a Force Majeure Event shall be of no greater scope and of no longer duration than is required by such Force Majeure Event. No Force Majeure Event shall extend this Agreement beyond its Term.

         13.6     Extended Force Majeure Events.
                  -----------------------------
                  13.6.1 If a Party has reason to believe that a Force Majeure Event which is preventing the other Party from performing its obligations hereunder will result in a suspension of such performance for a term of six (6) months or longer, that Party may request that the other Party submit a "Force Majeure Remedy Plan," which the other Party shall submit to the requesting Party within thirty (30) days of the request. If the Party claiming an excuse under this Article 13 has reason to believe that the Force Majeure Event will result in a suspension of such performance for a term of six (6) months or longer, it shall notify the other Party promptly and shall submit a Force Majeure Remedy Plan to the other Party within thirty (30) days thereafter. The Force Majeure Remedy Plan shall set forth a course of repairs, improvements, changes to operations or other actions which should permit the affected Party to perform its obligations under this Agreement as soon as reasonably practicable.

                  13.6.2 While a Force Majeure Remedy Plan is in effect, upon request the Party prevented from performing its obligations due to the Force Majeure Event shall provide a single or periodic status report(s) to the other Party notifying the other Party of the steps which have been taken to remedy the Force Majeure Event and the expected remaining duration of the Party's inability to perform its obligations.

                  13.6.3 The Party not prevented from performing its obligations due to the Force Majeure Event may at any time terminate this Agreement upon ten
(10) Business Days prior written notice if: (i) the affected Party fails to provide a Force Majeure Remedy Plan as provided for in this Section 13.6; (ii) the affected Party fails to carry out the Force Majeure Remedy Plan in a method reasonably designed to cause that Party to be able to perform its obligations hereunder; or (iii) the affected Party remains unable to perform its obligations hereunder nine (9) months following the submission of the Force Majeure Remedy Plan.

                  13.6.4 Upon termination of this Agreement as provided in
Section 13.6.3, the Parties shall have no further liability or obligation to each other except for any obligation arising prior to the date of such termination.
                                   ARTICLE 14

                       FAILURE OF PERFORMANCE AND REMEDIES

         14.1 Notice of Failure of Performance. If a Party becomes aware of a Failure of Performance by the other Party, it may give the other Party written notice of the Failure of Performance.

         14.2 Failure of Performance by Seller. A "Failure of Performance" by Seller shall be deemed to have occurred as described in the following subsections, except to the extent caused by a Force Majeure Event:

                  14.2.1 Seller fails to make any payment due to Buyer hereunder for any undisputed amount or fails to comply with Section 6.2 hereof with respect to any disputed amount within ten (10) Business Days of receiving a written demand from Buyer, which demand shall be received no earlier than the Business Day following the Payment Due Date.

                  14.2.2 A court having jurisdiction shall enter: (i) a decree or order for relief in respect of Seller in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or (ii) a decree or order adjudicating Seller bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Seller under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Seller or of any substantial part of its affairs.

                  14.2.3 Seller: (i) commences or files a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; (ii) consents to the entry of a decree or order for relief in respect of Seller in any involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it; (iii) files any petition, answer or consent seeking reorganization or relief under any applicable Federal or state law; (iv) consents to the filing of any petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Seller or of any substantial part of its property; (v) makes an assignment for the benefit of creditors; (vi) is unable, or admits in writing its inability, to generally pay its debts as they become due; or (vii) takes any action in furtherance of any of the foregoing.

                  14.2.4 Seller assigns this Agreement or any of Seller's rights or obligations under this Agreement in violation of Article 16 or Seller assigns or transfers any interest in the Facility in violation of Article 16; provided, however, that Seller shall not be in default if Seller cures, or Buyer consents to, an unauthorized transfer of such interest within thirty (30) days of such transfer.
                  14.2.5 Any representation or warranty made by Seller herein shall prove to be incorrect in any material respect, unless Seller promptly commences and diligently pursues action to cause such representation or warranty to become true and does so within sixty (60) days after notice thereof has been given to Seller by Buyer and such cure removes any material adverse effect on Buyer of such representation or warranty having been incorrect.

                  14.2.6 Seller fails both: (i) to perform or observe any of its material obligations under this Agreement due to its failure to comply with a Legal Requirement; and (ii) to promptly commence and diligently pursue action to cure and cures such failure to perform within sixty (60) days unless such cure is not capable of being effected within such sixty (60) day period, in which case Seller shall have an additional sixty (60) day period in which to perform such cure. Seller agrees to give Buyer notice as promptly as practicable after Seller becomes aware that a Legal Requirement will prohibit Seller from performing. Seller shall submit a plan for curing such inability or failure as soon as reasonably practicable, but in no event more than thirty (30) days after Seller's failure first arose. If Seller fails to deliver such cure plan within such thirty (30) day period or implement such cure plan (including implementing such actions as Buyer may reasonably request), Buyer shall have the right to declare a Failure of Performance.

                  14.2.7 The Actual Demand Availability as calculated in Appendix A [redacted]. In that event, Seller may, within fifteen (15) Business Days after the end of such Seasonal Performance Period, submit a cure plan that is reasonably expected to resolve the cause of the unsatisfactory Actual Demand Availability as soon as practicable, but in no event [redacted] from the end of such Seasonal Performance Period. If Seller fails to submit such a cure plan in a timely manner or fails to diligently pursue implementation of the cure plan, or if the unsatisfactory Actual Demand Availability is not, in fact, cured [redacted], then Buyer shall have the right to declare a Failure of Performance. The cause of the unsatisfactory Actual Demand Availability shall be deemed cured if the Actual Demand Availability, determined prospectively on a monthly and next full seasonal basis, is at least [redacted].

                  14.2.8 The Demonstrated Capability of the Unit, at any time after the Commercial Operation Date, is [redacted] of the lower end of the original Contract Capacity, and Seller fails to promptly commence and diligently pursue action to cure and cures such inadequate Demonstrated Capability within sixty (60) days (unless such cure is not capable of being effected within such sixty (60) day period, in which case Seller shall have an additional sixty (60) day period, or such additional period as mutually agreed by the Operating Representatives, in which to perform such cure). Seller shall submit a plan for curing such inadequate Demonstrated Capability as soon as reasonably practicable, but in no event more than fifteen (15) Business Days after the performance test revealing such inadequate Demonstrated Capability. If Seller fails to deliver the cure plan within such fifteen (15) Business Day period or implement the cure plan (including implementing such actions as Buyer may reasonably request), Buyer shall have the right to declare a Failure of Performance.

                  14.2.9 Seller fails to perform or observe any material obligation of Seller under this Agreement, other than those obligations specifically addressed in this Section 14.2, which failure materially and adversely affects ability of Seller or Buyer to perform their respective obligations under this Agreement and continues for a period of thirty (30) days after written notice thereof from Buyer unless such cure is not capable of being effected within such thirty (30) day period, which case Seller shall have an additional thirty (30) day period in which to perform such cure.

          14.3 Failure of Performance by Buyer. The occurrence of any of the following events shall constitute a "Failure of Performance" by Buyer:

                  14.3.1 Buyer fails to make any payment due to Seller hereunder for any undisputed amount or fails to comply with Section 6.2 hereof with respect to any disputed amount within ten (10) Business Days of receiving a written demand from Seller, which demand shall be received no earlier than the Business Day following the Payment Due Date.

                  14.3.2 A court having jurisdiction shall enter: (i) a decree or order for relief in respect of Buyer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or (ii) a decree or order adjudicating Buyer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Buyer under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Buyer or of any substantial part of its affairs.

                  14.3.3 Buyer: (i) commences or files a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; (ii) consents to the entry of a decree or order for relief in respect of Buyer in any involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it; (iii) files any petition, answer or consent seeking reorganization or relief under any applicable Federal or state law; (iv) consents to the filing of any petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Buyer or of any substantial part of its property; (v) makes an assignment for the benefit of creditors; (vi) is unable, or admits in writing its inability, to generally pay its debts as they become due; or (vii) takes any action in furtherance of any of the foregoing.

                  14.3.4 Buyer assigns this Agreement or any of Buyer's rights or obligations under this Agreement in violation of Article 16; provided, however, that Buyer shall not be in default if Seller thereafter consents to such assignment.

                  14.3.5 Any representation or warranty made by Buyer herein shall prove to be incorrect in any material respect, unless Buyer promptly commences and diligently pursues action to cause such representation or warranty to become true and does so within sixty (60) days after notice thereof has been given to Buyer by Seller and such cure removes any material adverse effect on Seller of such representation or warranty having been incorrect.

                  14.3.6 Buyer fails to perform or observe any material obligation of Buyer under this Agreement, other than those obligations specifically addressed in this Section 14.3, which failure materially and adversely affects the ability of Seller or Buyer to perform their respective obligations under this Agreement and continues for a period of thirty (30) days after written notice thereof from Seller unless such cure is not capable of being effected within such thirty (30) day period, in which case Seller shall have an additional thirty (30) day period in which to perform such cure.

         14.4     Remedies.
                  --------

                  14.4.1 Remedies of Buyer. If a Failure of Performance by Seller has occurred, then, Buyer may, in its discretion, take either or both of the following actions: (i) terminate this Agreement by giving written notice thereof to Seller; and/or (ii) proceed by appropriate proceedings (judicial, administrative, or otherwise) at law, in equity or otherwise, to protect and enforce its right, to recover any damages to which it may be entitled and/or to enforce performance by Seller, including specific performance of Seller's obligations under this Agreement. In the event that Buyer terminates the Agreement pursuant to (i) above, Seller shall promptly pay the applicable amount set forth in Section 2 of Appendix E to Buyer as liquidated damages. If Buyer seeks to recover damages pursuant to (ii) above with respect to a Failure of Performance for which Seller has paid liquidated damages pursuant to any provision of this agreement, then: (a) Buyer shall be required to demonstrate Seller's gross negligence, wantonness, or intentional misconduct in order to recover damages under (ii) above; and (b) the liquidated damages paid by Seller shall be credited against any amount so recovered under (ii) above; provided, however, that in no event shall any portion of the liquidated damages be returned to Seller.

                  14.4.2 Remedies of Seller. If a Failure of Performance by Buyer has occurred, then Seller may, at its discretion, take either or both of the following actions: (i) proceed by appropriate proceedings (judicial, administrative or otherwise) at law, in equity or otherwise, to protect and enforce its rights, to recover any damages to which it may be entitled hereunder, and to enforce performance by Buyer, including specific performance of Buyer's obligations hereunder; and/or (ii) terminate this Agreement by giving written notice thereof to Buyer.

         14.5 Discharge of Obligations Upon Termination. Except as otherwise provided herein, in the event of termination of this Agreement, the Parties shall be released and discharged from any further obligation arising or accruing hereunder from and after the date of termination; provided, however, that termination shall not discharge or relieve either Party from any obligations or liabilities for any act or failure to act which may have accrued prior to such termination.

         14.6 Suspension of Performance. In addition to the remedies set forth above, whenever any Failure of Performance shall have occurred and is continuing, the performing Party, to the extent permitted by law and to the extent of such Failure of Performance, shall be entitled to suspend immediately its performance under this Agreement until such Failure of Performance is cured.

         14.7 No Consequential Damages. Notwithstanding any other provision of this Agreement, except for the obligations in Section 17, in no event shall Buyer or Seller or their Affiliates, contractors or consultants, or the officers, directors, shareholders, employees or consultants of any of them be liable for punitive, special, indirect, incidental or consequential damages under, arising out of, due to or in connection with the performance or non-performance of this Agreement or any of the obligations herein, whether based on contract, tort (including without limitation negligence), strict liability, warranty, indemnity or otherwise.

         14.8 No Interruption. Except as otherwise provided in this Agreement, unless and until this Agreement has been terminated, neither Party shall, as a result of any breach or alleged breach by the other Party, refuse to deliver, or suspend or delay any delivery of, capacity or associated energy to be provided under this Agreement; refuse to take energy to the extent required under this Agreement; suspend, delay or refuse to make, any of the payments required under this Agreement.

          14.9 NO WARRANTIES. THERE ARE NO WARRANTIES UNDER THIS AGREEMENT EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THE TEXT HEREOF. THE PARTIES HEREBY SPECIFICALLY DISCLAIM AND EXCLUDE ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

         14.10 Liquidated Damages. The Parties acknowledge and agree that Buyer is relying on the availability of the Contract Capacity and associated energy for the Unit Operating Term and that in the event of termination of this Agreement due to a Failure of Performance by Seller, Buyer will be damaged and the amount of such damages are not susceptible to an accurate determination. The Parties further acknowledge and agree that the liquidated damages set forth in this Agreement as compensation to Buyer upon the occurrence of such events are not intended as a penalty and represent a fair and reasonable approximation of the damages Buyer may incur in each particular case.




                                   ARTICLE 15
                   COMPLIANCE WITH LAWS, RULES AND REGULATION

          15.1 Compliance. Seller covenants that for the Term, Seller shall be in compliance with all Legal Requirements with respect to the Project.

         15.2     Change of Law.
                  -------------

                  15.2.1 A "Change of Law" means a change in Legal Requirement constituting a new environmental or tax law, or regulation or a new interpretation of such law or regulation, which change is enacted after the execution date of this Agreement that generally affects the cost of electrical generation. The provisions of Sections 15.2.3 and 15.2.4 shall not apply to a Change of Law that has been reflected in Buyer's capacity and/or energy payments through the previous operation of those sections.

                  15.2.2 The Parties acknowledge that, except as provided in Sections 15.2.3 and 15.2.4, the capacity and energy payments made by Buyer shall not be altered as a result of a Change in Law that causes either Party to incur additional costs or realize savings in carrying out its obligations under this Agreement.

                  15.2.3 If a Change of Law [redacted], then Seller may notify Buyer of the Change of Law and the Seller's proposed increase in capacity or energy payments under this Agreement. [redacted]. This calculation will represent the total cost associated with the identified addition or modification, including depreciation, carrying costs, and any other cost or expense item related to capital investments. Upon receipt of such notice, Buyer will within thirty (30) Days make a good faith determination whether Seller's proposed price increase results from a Change of Law as specified in this Agreement. In the event Buyer concurs that the proposed price increase results from a Change in Law, the proposed increased rates will take effect consistent with the timing of the additional cost incurrance (but in no event earlier than the end of the thirty (30) day period). If Buyer determines that the Change of Law is not applicable to some or all of the proposed price increase, Seller's sole remedy will be to present the issue to an independent third party expert that is acceptable to both Parties who shall make the determination as to whether a Change of Law (or cumulative Changes of Law) has occurred causing Seller to incur an increase in costs and whether there should be an associated increase in capacity or energy payments by Buyer to Seller. The independent third party expert's determination shall be retroactively applied (with interest at the Interest Rate) to reflect any such increase in Seller's costs. If the independent third party expert adopts the position of one of the Parties, then the other Party shall pay the reasonable fees and expenses of such expert. Otherwise, these fees and expenses will be shared equally by the Parties.

                  15.2.4 If a Change of Law [redacted], then Buyer may notify Seller of the Change of Law and Buyer's proposed decrease in capacity or energy payments under this Agreement. Upon receipt of such notice, Seller will within thirty (30) days make a good faith determination whether Buyer's proposed price decrease results from a Change of Law as specified in this Agreement. In the event that Seller concurs that the proposed price decrease results from a Change in Law, the proposed decreased rates will take effect consistent with the timing of the additional cost reduction (but in no event earlier than the end of the thirty (30) day period). If Seller determines that the Change of Law is not applicable to some or all of the proposed price decrease, Buyer's sole remedy will be to present the issue to an independent third party expert that is acceptable to both Parties who shall make the determination as to whether a Change of Law (or cumulative Changes of Law) has occurred causing Seller to incur a reduction in costs and whether there should be an associated reduction in capacity or energy payments by Buyer to Seller. The independent third party expert's determination shall be retroactively applied (with interest at the Interest Rate) to reflect any such reduction in Seller's costs. If the independent third party expert adopts the position of one of the Parties, then the other Party shall pay the reasonable fees and expenses of such expert. Otherwise, these fees and expenses will be shared equally by the Parties.

                  15.2.5 Under no circumstances can Buyer's determination regarding the applicability of the Change of Law provision to a proposed price increase or Seller's determination regarding the applicability of the Change of Law provision to a proposed price decrease constitute a Failure of Performance under Article 14 of this Agreement.
         15.3     NOx Emissions. [redacted]
                  -------------

                                   ARTICLE 16
                      ASSIGNMENT AND TRANSFERS OF INTERESTS

         16.1 Assignment and Assumption of Obligations. Seller may not assign its obligations under this Agreement or any portion thereof to any entity other than a creditworthy Affiliate without the written permission of Buyer; provided, however, (i) any assignee shall expressly assume assignor's obligations hereunder, and (ii) unless otherwise expressly approved by the APSC, no assignment, whether or not consented to, shall relieve the assignor of its obligations hereunder in the event its assignee fails to perform.

         16.2 Assignment to Lenders. Notwithstanding Section 16.1, Seller may, without the consent of Buyer, assign this Agreement to a Lender for collateral security purposes in connection with any financing or the refinancing of the Facility.


                                   ARTICLE 17
                                 INDEMNIFICATION

         17.1 Indemnity. Each Party (the "Indemnifying Party") expressly agrees to indemnify, hold harmless and defend the other Party and its Affiliates, trustees, agents, officers, directors, employees and permitted assigns (the "Indemnified Party") against all claims, liabilities, costs or expenses (on an After Tax Basis) for loss, damage or injury to the person or property of third parties in any manner directly or indirectly related to activities on its respective side of (i) the Delivery Point (in the case of such loss, damage or injury related to the generation, transmission or distribution of energy); or
(ii) the Primary Gas Delivery Point (in the case of such loss, damage or injury related to the transportation or distribution of Fuel), unless such loss, damage or injury is the result of the gross negligence or willful misconduct of the Party seeking indemnification.

         17.2 Notice of Proceedings. An Indemnified Party which becomes entitled to indemnification under the Agreement shall promptly notify the other Party of any claim or proceeding in respect of which it is to be indemnified. Such notice shall be given as soon as reasonably practicable after the Indemnified Party obligated to give such notice becomes aware of such claim or proceeding. The Indemnifying Party shall assume the defense thereof with counsel designated by the Indemnifying Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or additional to, or inconsistent with, those available to the Indemnifying Party, the Indemnified Party shall have the right to select and be represented by separate counsel. The Indemnified Party shall be responsible for the expenses associated with such separate counsel, unless a liability insurer will pay the expenses of such separate counsel. If the Indemnifying Party fails to assume the defense of a claim, the indemnification of which is required under this Agreement, the Indemnified Party may, at the expense of the Indemnifying Party, contest, settle, or pay such claim; provided, however, that settlement or full payment of any such claim may be made only with the Indemnifying Party's consent or, absent such consent, written opinion of the Indemnified Party's counsel that such claim is meritorious or warrants settlement.

                                   ARTICLE 18

                            MISCELLANEOUS PROVISIONS

         18.1 Amendments. This Agreement may be amended by and only by a written instrument duly executed by each of Buyer and Seller, which has received all approvals of Governmental Authorities of competent jurisdiction necessary for the effectiveness thereof.

         18.2 Access to Facility Documents. Each Party shall provide the other Party reasonable access to any material documents concerning the Project with respect to such matters as affect the rights and obligations of the Parties hereunder.

     18.3 Binding Effect. This Agreement and any extension shall inure to the benefit of and shall be binding upon the Parties and their respective permitted successors and assigns.

     18.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         18.5 Notices. Where written notice is required by this Agreement, such notice shall be in writing and shall be deemed given (i) when delivered by United States registered or certified mail, postage prepaid, return receipt requested, or delivered by recognized courier addressed as follows:

       To Seller:       Vice President
                        Energy Marketing
                        270 Peachtree Street
                        Atlanta, Georgia  30303
                        Telephone:  404-506-0357
                        Fax: 404-506-0368



       with a copy to:  Contract Administrator & Financial Services Director
                        Southern Company Services, Inc.
                        270 Peachtree Street
                        Atlanta, Georgia  30303
                        Telephone: 404-506-5100
                        Fax:  404-506-0304

       To Buyer:        Executive Vice President and Chief Financial Officer
                        Alabama Power Company
                        600 North 18th Street
                        Birmingham, Alabama  35203
                        Telephone:  205-257-2905
                        Fax:  205-257-2176

       with a copy to:  Manager, Resource Planning
                        Southern Company Services, Inc.
                        600 North 18th Street
                        Birmingham, Alabama  35203
                        Telephone:  205-257-2905
                                    Fax:  205-257-6746

or to such other address as may be designated by the Parties; or (ii) when sent by facsimile transmission or electronic mail, provided receipt of such facsimile transmission or electronic mail is confirmed by facsimile transmission, electronic mail, or otherwise in writing at the time of transmission.

         18.6 Entire Agreement. This Agreement (including Appendices A through H, inclusive) constitutes the entire understanding between the Parties concerning the subject matter hereof and supersedes any previous agreements concerning the subject matter hereof between the Parties. The Parties have entered into this Agreement in reliance upon the representations and mutual undertakings contained herein and not in reliance upon any oral or written representations or information provided by one Party to the other Party not contained or incorporated herein.

         18.7 Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Alabama, without giving effect to conflict of laws principles, which may direct the application of the laws of another jurisdiction.

         18.8 Non-Waiver. No provision of this Agreement shall be deemed waived and no breach shall be deemed excused unless such waiver or consent is in writing and signed by a duly authorized representative of the Party waiving such provision or excusing such breach. No such consent to, or waiver of a breach hereof, whether express or implied shall constitute a consent to, waiver of, or excuse for any subsequent or different breach.

         18.9 Headings Not Affecting Meaning. The descriptive headings of the various Sections and Articles of the Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms and provisions hereof. References to "Articles", "Sections" and "Appendices" in this Agreement shall mean the Articles, Sections and Appendices of this Agreement unless otherwise expressly noted.

         18.10 Third Parties. This Agreement is intended solely for the benefit of the Parties hereto. The provisions of this Agreement shall not impart rights enforceable by any person or entity not a Party or not a permitted successor or permitted assignee of a Party bound by this Agreement.

         18.11 Severability. All provisions of this Agreement are severable. In the event any provision of this Agreement, or a portion thereof, is ruled void, invalid, unenforceable or contrary to public policy by a court of competent jurisdiction, then any remaining portion of such provision and all other provisions of this Agreement shall survive and be applied and any invalid and unenforceable portion shall be construed or performed to preserve as much of the original words, terms, purpose and intent to the fullest extent permitted by law.

         18.12 Cooperation. Upon the execution of this Agreement and thereafter, each Party to this Agreement agrees to do such things as may be reasonably requested by the other Party in order more effectively to consummate or document the transactions contemplated by this Agreement.

         18.13    Confidentiality.
                  ---------------
                  18.13.1 Each Party agrees that for a period of five (5) years from the date of termination of the Agreement it will not, without the written consent of the other Party or as otherwise provided herein, disclose Confidential Information to any third party (other than, when permitted by all applicable Legal Requirements, to affiliates or to consultants, advisors and lenders who need to know such information in connection with the performance of their duties or services for the disclosing Party or its affiliates), except to the extent that disclosure is required by law, or by a court or by an administrative agency having jurisdiction over the disclosing Party.

                  18.13.2 Seller intends to seek confidential treatment of the Confidential Information in this Agreement from FERC, and Buyer will provide reasonable cooperation in connection with such request. Notwithstanding the foregoing, the parties acknowledge that certain Confidential Information may need to be disclosed in Seller's filings with FERC which may become publicly available.

         18.14 Replacement Index. Whenever any published index or tariff is referenced herein, the Parties intend to track those costs as faithfully as commercially practicable. Should any such index or tariff be discontinued or no longer published, the Parties will cooperate in establishing substitute benchmarks through reference to equivalent indices or tariffs.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


FOR ALABAMA POWER COMPANY

By:
         --------------------------------------------------------------
         William B. Hutchins, III
         Executive Vice President, Chief Financial Officer
         and Treasurer


FOR SOUTHERN POWER COMPANY


By:
         --------------------------------------------------------------
         Anthony J. Topazi
         Executive Vice President

                                   APPENDIX A
                          CAPACITY PAYMENT CALCULATION


                                   [redacted]

                             APPENDIX B

                           ENERGY PAYMENT CALCULATION


                                   [redacted]

                                   APPENDIX C
                   DESIGN PARAMETERS AND SCHEDULING PROCEDURES

                                                             [redacted]

                                   APPENDIX D

                   PERFORMANCE TESTING PROCEDURES AND DISPATCH


        [redacted]

                                  APPENDIX E
                   DETERMINATION OF CERTAIN LIQUIDATED DAMAGES


                                                         [redacted]

                                   APPENDIX F

                      DAILY DAMAGE FOR FAILURE TO MEET THE
                       REQUIRED COMMERCIAL OPERATION DATE



                                                         [redacted]

                            Appendix G - Page 76 of 1

                                   APPENDIX G

                              HIGHER HEATING VALUE
                           GUARANTEED HEAT RATE CURVES
                                 For Normal Mode

                                   [redacted]

                                   APPENDIX H

                            SCOPE OF INTERCONNECTION
                                   FACILITIES

                                   [redacted]